Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On June 19, 2017, Teladoc, Inc. (“Teladoc” or the “Company”) and Barolo Acquisition Corp., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Best Doctors Holdings, Inc. (“Best Doctors”), Shareholder Representative Services LLC, BBH Capital Partners IV, L.P. and BBH Capital Partners QP IV, L.P. pursuant to which the Company will, subject to the terms and conditions of the Merger Agreement, acquire Best Doctors through the merger of Merger Sub with and into Best Doctors, with Best Doctors continuing as the surviving entity (the “Acquisition”). On July 1, 2016, the Company completed the acquisition of HY Holdings, Inc. d/b/a HealthiestYou Corporation (“HealthiestYou”) through a merger in which HealthiestYou became a wholly owned subsidiary of the Company.

The following unaudited pro forma combined financial statements are based on the Company’s historical consolidated financial statements, Best Doctors’ historical financial statements and HealthiestYou’s historical financial statements as adjusted to give effect to (x) the acquisition of Best Doctors, including the anticipated borrowings under a $10.0 million senior secured revolving credit facility (the “New Revolving Credit Facility”) and a $150.0 million senior secured term loan facility (the “New Term Loan Facility” and, together with the New Revolving Credit Facility, the “New Senior Secured Credit Facilities”), the anticipated offering of the Company’s convertible senior notes due 2022 (the “notes”), the repayment of the Company’s existing indebtedness and the payment of fees and expenses in connection with the foregoing (collectively, the “Transactions”) and (y) the acquisition of HealthiestYou. The unaudited pro forma combined financial statements are derived from the following items: (1) the Company’s audited consolidated financial statements for the year ended December 31, 2016; (2) the Company’s unaudited consolidated financial statements as of and for the three months ended March 31, 2017; (3) the unaudited financial statements of HealthiestYou for the six months ended June 30, 2016; (4) the audited consolidated financial statements of Best Doctors for the year ended December 31, 2016; and (5) the unaudited consolidated financial statements of Best Doctors as of and for the three months ended March 31, 2017.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 give effect to the Transactions as if they had occurred on January 1, 2016. The unaudited pro forma combined statement of operations for the year ended December 31, 2016 gives effect to the Transactions and the acquisition of HealthiestYou as if they had occurred on January 1, 2016. The unaudited pro forma combined balance sheet as of March 31, 2017 gives effect to the Transactions as if they had occurred on March 31, 2017. No pro forma adjustments are necessary to the unaudited pro forma combined statement of operations for the three months ended March 31, 2017 or unaudited pro forma combined balance sheet as of March 31, 2017 to reflect the acquisition of HealthiestYou, as this acquisition is fully reflected in the Company’s historical financial statements as of and for the three months ended March 31, 2017. The unaudited pro forma combined financial statements do not include the realization of any future cost savings or integration changes that are expected to be achieved.

The pro forma adjustments are based on the best information available and certain assumptions that management believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined financial information. The unaudited pro forma combined financial statements are presented for illustrative and informative purposes only and are not intended to represent or be indicative of what the Company’s results of operations would have been had the Transactions or the acquisition of HealthiestYou actually occurred on the dates indicated. The Company’s, Best Doctors’ and HealthiestYou’s historical audited and unaudited financial statements described above have been adjusted in the unaudited pro forma combined financial statements to give effect to events that are (1) directly attributable to the Transactions or the acquisition of HealthiestYou, as applicable, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the Company. The unaudited pro forma combined statements of operations do not reflect any non-recurring charges directly related to the Transactions that have already been incurred by the Company. These non-recurring charges are further described in the accompanying notes to the unaudited pro forma combined financial statements and include transaction-related costs such as financial advisory, legal and regulatory filing fees and all related financing fees. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting with respect to the Acquisition, with Teladoc considered the acquirer of Best Doctors. Under the acquisition method of accounting, the purchase price will be allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price allocated to goodwill. The purchase price allocation was based on estimates of the fair market value of the tangible and intangible assets and liabilities of Best Doctors, as described further in the notes to the Company’s unaudited pro forma combined financial information below. As of the date of this filing, the Company only has preliminary estimates of the fair market values and the related allocations of the purchase price. In arriving at such estimates, the Company has considered the preliminary appraisals of independent consultants, which were based on a preliminary and limited review of the assets and liabilities of Best Doctors to be acquired by the Company in the Acquisition. The Company expects to complete the purchase price allocation after considering the fair market value of Best Doctors’ assets and liabilities at the level of detail necessary to finalize the purchase price allocation. The final purchase price allocation will be based, in part, on third-party appraisals and may be different than that reflected in the pro forma purchase price allocation presented herein, and any such differences may be material.

The unaudited pro forma combined financial statements should be read in conjunction with the Company’s historical financial statements and related management’s discussion and analysis of financial condition and results of operations, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, HealthiestYou’s historical financial statements, which are included in the Company’s Current Report on Form 8-K/A, filed with the SEC on September 8, 2016, and Best Doctors’ historical financial statements, which are included in the Company’s Current Report on Form 8-K, filed with the SEC on June 20, 2017.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(in thousands, except share and per share information)

	For the Three Months Ended March 31, 2017
	Teladoc	Best Doctors(1)	Reclassifications		Pro Forma Adjustments		Pro Forma
Revenue	$42,898	$24,056	$—		$—		$66,954
Cost of revenue	12,139	8,530	—		—		20,669
Gross profit	30,759	15,526	—		—		46,285
Operating expenses:
Advertising and marketing	12,616	—	1,000	(a)	—		13,616
Sales	7,988	—	3,891	(a)	—		11,879
Technology and development	6,512	—	3,460	(a)	—		9,972
Legal	343	—	92	(a)	—		435
Regulatory	1,007	—	—		—		1,007
General and administrative	14,488	—	4,950	(a)	—		19,438
Selling, general and administrative	—	14,053	(14,053	)(a)	—		—
Depreciation and amortization	2,607	—	739	(a)	2,053	(b)	5,399
Loss from operations	(14,802)	1,473	(79)		(2,053)		(15,461)
Foreign currency transaction loss	—	32	(32	)(a)	—		—
Gain on sale	—	(2,369)	—		—		(2,369)
Interest expense, net	702	1,392	—		6,334	(c)(d)	8,428
Other expense, net	—	(35)	(47	)(a)	82	(e)	—
Net loss before taxes	(15,504)	2,453	—		(8,469)		(21,520)
Income tax provision	150	151	—		—		301
Net loss	$(15,654)	$2,302	$—		$(8,469)		$(21,821)
Net loss per share, basic and diluted	$(0.30)						$(0.40)

Weighted-average shares used to compute basic and diluted net loss per share	52,192,859				1,940,878	(f)	54,133,737

(1)           Includes results from a business disposed of by Best Doctors in January 2017, of which revenue and net income were $387 and $223, respectively.

See accompanying notes to unaudited pro forma combined statement of operations.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except share and per share information)

	For the Year Ended December 31, 2016
	Teladoc	Best Doctors(1)	Healthiest You	Reclassifications		Pro Forma Adjustments		Pro Forma
Revenue	$123,157	$96,849	$8,788	$—		$—		$228,794
Cost of revenue	31,971	34,699	2,913	—		—		69,583
Gross profit	91,186	62,150	5,875	—		—		159,211
Operating expenses:
Advertising and marketing	34,720	—	403	2,866	(a)	—		37,989
Sales	26,243	—	2,053	15,736	(a)	—		44,032
Technology and development	21,815	—	508	12,518	(a)	—		34,841
Legal	4,117	—	83	434	(a)	—		4,634
Regulatory	3,158	—	—	—		—		3,158
Acquisition related costs	6,959	—	—	—		(6,959	)(g)	—
General and administrative	48,568	—	9,177	23,509	(a)	(690	)(g)	80,564
Selling, general and administrative	—	57,479	—	(57,479	)(a)	—		—
Depreciation and amortization	8,270	—	90	3,097	(a)	10,120	(b)	21,577
Loss from operations	(62,664)	4,671	(6,439)	(681)		(2,471)		(67,584)
Amortization of warrants and loss on extinguishment of debt	8,454	—	—	—		—		8,454
Foreign currency transaction loss	—	236	—	(236	)(a)	—		—
Interest expense (income), net	2,588	6,489	(38)	—		21,742	(c)(d)	30,781
Other expense, net	—	1,150	—	(445	)(a)	(705	)(e)	—
Net loss before taxes	(73,706)	(3,204)	(6,401)	—		(22,508)		(106,819)
Income tax provision	510	704	—	—		—		1,214
Net loss	$(74,216)	$(3,908)	$(6,401)	$—		$(22,508)		$(108,033)
Net loss per share, basic and diluted	$(1.75)							$(2.26)

Weighted-average shares used to compute basic and diluted net loss per share	42,330,908					5,418,776	(f)(h)	47,749,684

(1)           Includes results from a business disposed of by Best Doctors in January 2017, of which revenue and net income were $4,605 and $1,697, respectively.

See accompanying notes to unaudited pro forma combined statement of operations.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

(in thousands)

	As of March 31, 2017
	Teladoc	Best Doctors	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$139,948	$14,756	$(91,879	)(i)	$62,825
Short-term investments	36,005	—	—		36,005
Accounts receivable, net	15,309	9,895	—		25,204
Prepaid expenses and other current assets	3,564	2,730	—		6,294
Total current assets	194,826	27,381	(91,879)		130,328
Property and equipment, net	7,441	9,734	—		17,175
Goodwill	188,184	23,316	304,599	(j)	516,099
Intangible assets, net	23,078	5,477	80,873	(k)	109,428
Other assets	424	3,530	—		3,954
Total assets	$413,953	$69,438	$293,593		$776,984
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,949	$1,232	$—		$3,181
Accrued expenses and other current liabilities	8,947	11,513	(3,809	)(l)	16,651
Accrued compensation	7,242	3,943	—		11,185
Long-term bank and other debt-current portion	—	3,908	(3,908	)(m)	—
Total current liabilities	18,138	20,596	(7,717)		31,017
Other liabilities	8,104	1,252	—		9,356
Deferred taxes	1,844	779	—		2,623
Long term bank and other debt, net	42,434	24,291	76,875	(m)	143,600
Convertible senior notes	—	—	147,000	(m)	147,000
Commitments and contingencies
Preferred stock	—	39,790	(39,790	)(n)	—
Stockholders’ equity (deficit):
Common stock, par value	54	67	(65	)(o)	56
Additional paid-in capital	563,832	61,214	48,784	(p)	673,830
Accumulated deficit	(220,449)	(76,083)	66,038	(q)	(230,494)
Accumulated other comprehensive loss	(4)	(2,468)	2,468	(r)	(4)
Total stockholders’ equity (deficit)	343,433	(17,270)	117,225		443,388
Total liabilities and stockholders’ equity	$413,953	$69,438	$293,593		$776,984

See accompanying notes to unaudited pro forma combined balance sheet.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share information)

Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair market value of Best Doctors’ assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of March 31, 2017:

Tangible assets acquired:
Current assets	$27,381
Property and equipment, net	9,734
Other	3,530
Total	40,645
Value assigned to identifiable intangible assets acquired	86,350
Liabilities assumed	(14,910)
Total assets acquired in excess of liabilities assumed	$112,085
Goodwill	327,915
Total purchase price	$440,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined balance sheet and statements of operations. The final purchase price allocation will be determined subsequent to acquisition, when the Company has completed the detailed valuations and necessary calculations including a more comprehensive review of leases. The final allocation may differ materially from the preliminary allocation used in the pro forma adjustments.

The Company has performed a valuation analysis of the fair market value of HealthiestYou’s assets and liabilities. The following table summarizes the allocation of the final purchase price:

Tangible assets acquired:
Current assets	$7,556
Property and equipment, net	1,289
Other	80
Total	8,925
Value assigned to identifiable intangible assets acquired	14,400
Liabilities assumed	(3,683)
Total assets acquired in excess of liabilities assumed	$19,642
Goodwill	131,842
Total purchase price	$151,484

This final purchase price allocation has been used to prepare pro forma adjustments in the pro forma statement of operations.

Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)             Reflects the reclassification of certain components of the statement of operations to conform to the financial results of the combined companies.

(b)             As part of the preliminary valuation analysis of Best Doctors, the Company identified intangible assets, including client lists, non-compete agreements and trademark. These amounts represent the estimated additional amortization as a result of the identified intangible assets.

The following table summarizes the estimated fair values of Best Doctors’ identifiable intangible assets and their estimated useful lives and the associated amortization for the three months ended March 31, 2017 and for the year ended December 31, 2016:

	Estimated Fair Value	Estimated Useful Life	Three Months Ended March 31, 2017 Amortization	Year Ended December 31, 2016 Amortization
Customer relationships	$57,480	10 years	$1,437	$5,748
Trademark	24,830	15 years	414	1,655
Non-compete	4,040	5 years	202	808
Total	$86,350		$2,053	$8,211

These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate subsequent to the Acquisition after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma combined financial statements.

Additionally, the Company identified HealthiestYou’s intangible assets, including client lists, non-compete agreements, trademark and technology. The following table summarizes the fair values and their useful lives and the associated amortization for the period prior to the acquisition of HealthiestYou from January 1, 2016 through June 30, 2016:

	Estimated Fair Value	Estimated Useful Life	Year Ended December 31, 2016 Amortization
Customer relationships	$10,930	10 years	$1,325
Trademark	1,180	3 years	197
Non-compete	70	2 years	17
Technology	2,220	3 years	370
Total	$14,400		$1,909

(c)              Reflects (i) the elimination of interest expense and amortization of debt issuance costs associated with the Company’s existing mezzanine term loan facility and line of credit facility of $888 and $2,958 for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, and (ii) estimated interest expense on debt incurred, amortization of debt issuance cost and fair value of the equity component of the notes in connection with the Transactions of $7,797 and $31,188 for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. An increase or decrease of 0.25% per annum related to the interest rate associated with the debt incurred in connection with the Transactions would increase or decrease pro forma interest expense by approximately $219 for the three months ended March 31, 2017 and $875 for the year ended December 31, 2016.

(d)             Reflects the elimination of interest expense associated with Best Doctors’ existing credit facilities and subordinated convertible promissory notes and other debt in the aggregate amount of $575 and $6,488 for the three months ended March 31, 2017 and for the year ended December 31, 2016, respectively.

(e)              Represents the elimination of the change in fair value of the warrants issued in 2016 associated with Best Doctors’ subordinated convertible promissory notes of $82 and $705 for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively.

(f)               Reflects the issuance of 1,940,878 (based on an average of the volume-weighted average trading price for the five full trading days ending on and including June 19, 2017 of $33.49) shares of Teladoc common stock in connection with the Acquisition.

(g)              Represents the elimination of nonrecurring transaction costs incurred of $7,649 principally due to transaction costs for bankers and other professional fees and contract termination costs that are directly related to the acquisition of HealthiestYou.

(h)             Reflects the increase in the weighted average shares of 3,477,898 in connection with the issuance of 6,955,796 shares of Teladoc common stock for the acquisition of HealthiestYou.

(i)                 Represents the preliminary cash purchase price for the Acquisition of $375,000 plus transaction costs of $7,720 and fees associated with the establishment of the New Term Loan Facility and the repayment of the Company’s existing debt in the amount of $42,490 less proceeds from the New Term Loan Facility, net of discount of $143,581, and the issuance of the notes, net of fees of $192,000.

(j)                Represents the preliminary net increase to goodwill as a result of the Acquisition.

(k)             Represents the preliminary net increase to identifiable intangible assets as a result of the Acquisition.

(l)                 Reflects the elimination of warrants and interest accrued for Best Doctors associated with its subordinated convertible promissory notes and other debt in the amount of $3,049 and $760, respectively.

(m)         Reflects (i) the establishment of the New Term Loan Facility, net of debt issuance costs of $6,400, (ii) the issuance of the notes, net of debt issuance costs of $8,000, and the fair value of the equity component of the notes of $45,000, (iii) the repayment of the Company’s existing $25,000 mezzanine term loan facility and $17,490, net of $56 of debt discount, outstanding under its line of credit facility and (iv) the satisfaction of Best Doctors’ subordinated convertible promissory notes and other debt of $20,100 and $8,099, respectively.

(n)             Reflects convertible preferred stock of Best Doctors eliminated as a result of the Acquisition.

(o)             Reflects the issuance of 1,940,878 (based on an average of the volume-weighted average trading price for the five full trading days ending on and including June 19, 2017 of $33.49) shares of Teladoc common stock of $2 in connection with the Acquisition, less $67 of the par value of Best Doctors common stock eliminated in connection with the Acquisition. The actual number of shares to be issued will not be determined until the closing of the Acquisition and will be based on our stock price at the time.

(p)             Reflects the issuance of 1,940,878 (based on an average of the volume-weighted average trading price for the five full trading days ending on and including June 19, 2017 of $33.49) shares of Teladoc common stock of $64,998 in connection with the Acquisition and the fair value of the equity component of the notes of $45,000, less $61,214 of additional paid-in capital of Best Doctors eliminated in connection with the Acquisition. The actual number of shares to be issued will not be determined until the closing of the Acquisition and will be based on our stock price at the time.

(q)             Reflects the accumulated deficit of Best Doctors eliminated as a result of the Acquisition, net of transaction costs of $7,720, expenses associated with the loss on extinguishment of debt of $2,250 and other charges in the amount of approximately $75.

(r)                Reflects the elimination of Best Doctors’ other comprehensive loss for foreign currency translation adjustments.